Exhibit 10.30

English Translation

Xiaoyun Zhang

and

Chengzi Wu

and

Reshuffle Technology (Shanghai) Co., Ltd.

Loan Agreement

February 20, 2009

LOAN AGREEMENT

THIS LOAN AGREEMENT (hereinafter, “the Agreement”) is entered into in Shanghai as of February 20, 2009 by and between the following Parties:

1. Xiaoyun Zhang, a PRC citizen (identity card number: 320219197505027274)

2. Chengzi Wu, a PRC citizen (identity card number: 510781198110019419)

(Xiaoyun Zhang and Chengzi Wu are hereinafter referred to collectively as the “Borrowers”.)

3. Reshuffle Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise duly organized and validly existing under the PRC laws, having its legal address at Room 22301-1007, Building 14, Pudong Software Park, No. 498 Guoshoujing Road, Zhangjiang High-tech Park, Shanghai, hereinafter referred to as the “Lender”

(In this Agreement, the aforesaid parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS,

1. Chengdu Gaishi Network Science and Technology Co., Ltd. (hereinafter, the “Company”) is a limited liability company intended to be duly organized and validly existing under the PRC laws, having its legal address at Room 302-14, No. 451 Damuqiao Road. The Borrowers are the shareholders of the intended Company.

2. The Lender agrees to provide the Borrowers with a loan as the registered capital contribution for the creation of a new limited liability company so that the Lender, the Borrowers and the new company execute a series of relevant controlling agreement after the creation of the new company.

3. In order to define the rights and obligations of the Borrowers and the Lender under relevant loan arrangements, the Parties hereby agree as follows:

Article 1 Definitions

1.1 In this Agreement:

“Debt” means the amount of loans which have not been repaid.

“Effective Date” means the date on which this Agreement is duly executed by the Parties hereto.

“Loan” means the loan in Renminbi provided by the Lender to the Borrowers.

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan.

“Repayment Notice” has the meaning as provided in Article 5.1.

“Repayment Application” has the meaning as provided in Article 5.2.

“Rights” has the meaning as provided in Article 10.5.

1.2 Any term referred to herein shall have the following meanings:

“Article” shall, unless the context otherwise requires, be construed as a reference to a clause of this Agreement.

“Tax” shall be construed so as to include any tax, levy, tariff or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

The “Lender” and the “Borrowers” shall be construed so as to include their successors and assignees as permitted by the Parties based on their respective interests.

1.3 Unless otherwise provided, any reference herein to this Agreement or any other agreement or document shall be construed as including any amendments, variations, substitutions or supplements as are already made or may be from time to time made to this Agreement or such other agreement or document, as the case may be.

1.4 The headings are for ease of reference only.

1.5 Unless the context otherwise requires, the words importing the plural shall include the singular and vice versa.

Article 2 Amount and Interest Rate of Loan

2.1 Subject to the terms and conditions herein, the Lender agrees to provide the Borrowers with a loan with the aggregate principal not exceeding Renminbi One Million (RMB1,000,000).

2.2 The interest rate of the Loan hereunder is nil, i.e., no interest is accrued thereupon.

Article 3 Use and Term of Loan

3.2 The term of the Loan hereunder shall be five (5) years, counted from the Effective Date.

3.2 The Borrowers shall only use the Loan hereunder provided by the Lender to increase the registered capital of the Company. Without the prior written consent of the Lender, the Borrowers shall not use any Loan for any purpose other than as specified herein.

Article 4 Granting of the Loan

4.1 The granting of the Loan hereunder by the Lender to the Borrowers is subject to the following preconditions

(1) The Borrowers have furnished to the Lender the duly executed resolutions of the shareholders’ meeting and the board of directors of the Company, which approve the increase in the Company’s registered capital and indicating the amount of any proposed increase in the Company’s registered capital, the borrower proposing to increase its capital contribution, the reason for such increase, etc;

(2) The relevant Borrower has given the Lender a written notice on applying for the corresponding Loan pursuant to the contents approved in the resolutions of the shareholders’ meeting and the board of directors of the Company as set forth in above Article 4.1(1).

4.2 Subject to the fulfillment of the preconditions as set forth in above Article 4.1, the Lender shall, within ten (10) working days of receiving all the documents listed in Article 4.1, decide the amount of the Loan to be granted to the Borrower and notify the Borrower in writing.

4.3 Within sixty (60) working days of receiving any Loan furnished by the Lender hereunder, the Borrower shall complete the actual contribution of such Loan to the registered capital of the Company and cause the Company to complete the approval and registration procedures required by the PRC laws.

Article 5 Repayment

5.1 The Lender may, at its absolute discretion, deliver a repayment notice (hereinafter, the “Repayment Notice”) thirty (30) days in advance to the Borrower at any time, to require either Borrower (or both Borrowers) to repay the debt hereunder in full or in part.

When the Lender requires any Borrower to repay the Loan pursuant to the preceding paragraph, the Lender shall purchase or designate a third party to purchase the corresponding part of the equity interest held by such Borrower in the Company corresponding to the contribution made with such Loan in the Company’s registered capital at the equity transfer price being equal to the amount required for repayment.

5.2 Any Borrower may at any time serve a repayment application (hereinafter, the “Repayment Application”) thirty (30) days in advance to the Lender, applying for repayment of the Loan in full or in part.

In this case, the Lender shall be entitled to purchase or designate a third party to purchase the equity interest of such Borrower in the Company corresponding to the contribution made with such Loan in the Company’s registered capital at the equity transfer price being equal to the Debt to be repaid.

5.3 When the Borrowers repay the Debt pursuant to the foregoing provisions of Article 5, the Parties shall complete the equity transfer issues as set forth under Article 5.1 or Article 5.2 hereof. When the Debt is repaid, the Lender or the third party designated by the Lender shall lawfully acquire the corresponding equity interest in the Company pursuant to Article 5.1 or Article 5.2.

Article 6 Taxes

All Taxes that may incur in connection with the Loan shall be borne by the Lender.

Article 7 Confidentiality

7.1 Regardless of the termination of this Agreement, the Borrowers shall be obliged to keep in confidence the following information (hereinafter collectively the “Confidential Information”): (i) the execution, performance and the contents of this Agreement; and (ii) the business secret, proprietary information and customer information of the Lender known to or received by the Borrowers in connection with the execution and performance of this Agreement. The Borrowers are only entitled to use such Confidential Information for the performance of its obligations hereunder. The Borrowers shall not disclose the above Confidential Information to any third party without the written permission of the Lender; otherwise it shall be liable to the default liability and indemnify the losses of the Lender.

7.2 Upon termination of this Agreement, the Borrowers shall, upon request by the Lender, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and cease to use such Confidential Information.

7.3 Notwithstanding any other provisions herein, the validity of this Article 7 shall survive the suspension or termination of this Agreement.

Article 8 Notices

8.1 Any notice, request, demand and other correspondence required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Party.

8.2 Any of the aforementioned notices or other correspondence shall be deemed to have been given upon delivery when it is transmitted by facsimile; or upon handover to the receiver when it is delivered in person, or on the fifth (5) day after posting when it is delivered by mail.

Article 9 Defaulting Liabilities

9.1 The Borrowers undertake to hold the Lender harmless and indemnify the Lender against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which the Lender may suffer or be subject to as a result of any default by the Borrowers of its obligations hereunder.

9.2 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 10 Miscellaneous

10.1 This Agreement is made in Chinese in three (3) originals with each Party hereto holding one (1) original.

10.2 The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC laws.

10.3 Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if no agreement regarding such dispute can be reached within thirty (30) days upon its occurrence, such dispute shall be submitted to the Shanghai Sub-commission of China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on both Parties.

10.4 Any rights, powers and remedies granted to the Parties by any provisions herein shall not preclude any other rights, powers and remedies available to such Party in accordance with the laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies.

10.5 No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with the laws (hereinafter, the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial Rights shall not preclude its exercise of such Rights in any other way and its exercise of other Rights.

10.6 The headings herein contained are for reference only, and in no circumstances shall such headings be used for or affect the interpretation of the provisions hereof.

10.7 Each provision contained herein shall be severable from and independent of other provisions, and if at any time one or more provisions herein are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions herein shall not be affected as a result thereof.

10.8 Any amendments or supplements to this Agreement shall be in writing and shall become effective upon due execution by the Parties hereto.

10.9 The Borrowers shall not assign any of its rights and/or obligations hereunder to any third party without the prior written consent from the Lender, and the Lender is entitled to assign any of its rights and/or obligations hereunder to any of its designated third parties upon notice to the Borrowers.

10.10 This Agreement shall be binding on the legal successors of the Parties.

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(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed as of the date and in the place first set forth above.

Xiaoyun Zhang

Signature: /s/ Xiaoyun Zhang

Chengzi Wu

Signature: /s/ Chengzi Wu

Reshuffle Technology (Shanghai) Co., Ltd.

[seal: Reshuffle Technology (Shanghai) Co., Ltd.]

By:         /s/ Wei Wang

Name:

Position: